Exhibit 25.01
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue	57104
Sioux Falls, South Dakota	(Zip code)
(Address of principal executive offices)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_____________________________

ENTERGY CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	72-1229752
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

639 Loyola Avenue	70113
New Orleans, Louisiana	(Zip code)
(Address of principal executive offices)

Debt Securities
(Title of the indenture securities)

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.    A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate
Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.    Not applicable.

Exhibit 6.    The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.    Not applicable.

Exhibit 9.    Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 2nd of August, 2016.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

EXHIBIT 6

August 2, 2016

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano
Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business March 31, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts
In Millions
______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin                            $ 17,096
Interest-bearing balances                                         249,869
Securities:
Held-to-maturity securities                                     79,348
Available-for-sale securities                                     236,036
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices                                 88
Securities purchased under agreements to resell                             21,788
Loans and lease financing receivables:
Loans and leases held for sale                                     13,154
Loans and leases, net of unearned income                     905,478
LESS: Allowance for loan and lease losses                         10,504
Loans and leases, net of unearned income and allowance                         894,974
Trading Assets                                                 37,241
Premises and fixed assets (including capitalized leases)                             7,767
Other real estate owned                                             1,205
Investments in unconsolidated subsidiaries and associated companies                         10,083
Direct and indirect investments in real estate ventures                      0
Intangible assets
Goodwill                                             23,004
Other intangible assets                                         16,667
Other assets                                                 59,465
___________
Total assets                                             $1,667,785
LIABILITIES
Deposits:
In domestic offices                                     $1,139,478
Noninterest-bearing                             348,335
Interest-bearing                             791,143
In foreign offices, Edge and Agreement subsidiaries, and IBFs                     145,961
Noninterest-bearing                             959
Interest-bearing                             145,002
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices                             6,268
Securities sold under agreements to repurchase                             20,054

Dollar Amounts
In Millions
_______________

Trading liabilities                                                 25,900
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)                 130,425
Subordinated notes and debentures                                         14,780
Other liabilities                                                 30,233
_______
Total liabilities                                             $1,513,099

EQUITY CAPITAL
Perpetual preferred stock and related surplus 0
Common stock                                                 519
Surplus (exclude all surplus related to preferred stock)                              106,704
Retained earnings                                                 43,436
Accumulated other comprehensive income                                     3,626
Other equity capital components                                         0
________
Total bank equity capital                                             154,285
Noncontrolling (minority) interests in consolidated subsidiaries                         401

Total equity capital                                             154,686
________
Total liabilities, and equity capital                                      $1,667,785

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate
Federal regulatory authority and is true and correct.

John Stumpf            Directors
James Quigley
Enrique Hernandez, Jr